Exhibit T3A.2.105

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
11 DEC 28 AM 9:04

EFFECTIVE DATE 1/1/2012

CERTIFICATE OF CONVERSION

FOR

OTHER BUSINESS ENTITY

INTO

FLORIDA LIMITED LIABILITY COMPANY

 This Certificate of Conversion and attached Articles of Organization are submitted to convert the following Other Business Entity into a Florida Limited Liability Company in accordance with 607.1113 and 608.439, Florida Statutes.

1.              The name of the Other Business Entity immediately prior to the filing of this Certificate of Conversion is ADVANCE BENEFITS, INC.

2.              The Other Business Entity is a corporation first organized under the laws of the State of Florida on December 3, 2001.

3.              The Other Business Entity is converting into ADVANCE BENEFITS, LLC, a Florida limited liability company (the “LLC"), to be formed pursuant to the attached Articles of Organization, the address of the principal office of which is set forth therein.

4.              The Plan of Conversion has been approved by the Other Business Entity in accordance with Chapter 607, Florida Statues and the conversion of the Other Business Entity into the LLC is otherwise in compliance with Chapters 607 and 608, Florida Statutes.

5.              The conversion shall become effective as of 12:00 a.m. on January 1, 2012.

6.              The LLC has agreed to pay any shareholder having appraisal rights the amounts which they are entitled under §607.1301-607.1333.

7.              The Other Business Entity currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

  IN WITNESS WHEREOF, the undersigned has caused this Certificate of Conversion to be executed on 12th day of December, 2011.

ADVANCE BENEFITS, INC., a		ADVANCE BENEFITS, LLC, a
Florida corporation		Florida limited liability company

By:	/s/ Barry Katz	By:	/s/ Barry Katz
	Barry Katz, President		Barry Katz, President

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
11 DEC 28 AM 9:04

EFFECTIVE DATE 1/1/2012

ARTICLES OF ORGANIZATION

OF

ADVANCE BENEFITS, LLC

ARTICLE I

Name and Duration

The name of this Limited Liability Company is ADVANCE BENEFITS, LLC (hereinafter referred to as the "Company"). The duration of the Company shall commence upon the filing of these Articles of Organization and shall be perpetual.

ARTICLE II

Principal Office

The mailing address and street address of the principal office of the Company is 3710 Corporex Park Drive, Suite 215, Tampa, Florida 33619, or such other place as the members of the Company may determine from time to time.

ARTICLE III

Registered Office and Agent

The address of the registered office of the Company in the State of Florida is 3710 Corporex Park Drive, Suite 215, in the City of Tampa, County of Hillsborough, State of Florida 33619. The name of the registered agent at such address is James M. Puls.

ARTICLE IV

The Company shall be member-managed and the name and address of the Member is as follows:

First Florida Insurers of Tampa, Inc.
3710 Corporex Park Drive
Suite 215
Tampa, Florida 33619

ARTICLE V

The effective date of the filing of these Articles of Organization is 1 2:00 a.m. on January 1, 2012.

DATED as of the 12 day of December, 2011.

/s/ James M. Puls
James M. Puls, authorized person

CERTIFICATE OF DESIGNATION OF
REGISTERED AGENT/REGISTERED OFFICE

 Pursuant to the provisions of Florida Statute Section 608.415, ADVANCE BENEFITS, LLC submits the following statement in designating the registered office/registered agent, in the State of Florida:

1.         The name of the limited liability company is ADVANCE BENEFITS, LLC.

2.         The name and address of the registered agent and office is: James M. PuIs, 3710 Corporex Park Drive, Suite 215, City of Tampa, County of Hillsborough, State of Florida 33619.

Having been named as registered agent and to accept service of process for the above-named limited liability company at the place designated in this certificate, the undersigned, hereby accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and is familiar with and accepts the obligations of the position as registered agent.

Dated: December 12, 2011.

/s/ James M. Puls
James M. Puls

ARTICLES OF AMENDMENT
TO

ARTICLES OF ORGANIZATION
OF

Advance Benefits, LLC

(Name of the Limited Liability Company as it now appears on our records.)

(A Florida Limited Liability Company)

The Articles of Organization for this Limited Liability Company were filed on 12-03-2001 and assigned

Florida document number L11000144860.

This amendment is submitted to amend the following:

A.	If amending name, enter the new name of the limited liability company here:

Ex Benefits, LLC

The new name must be distinguishable and contain the words "Limited Liability Company," the designation "LLC" or the abbreviation "L.L.C."

Enter new principal offices address, if applicable:

(Principal office address MUST BE A STREET ADDRESS)

Enter new mailing address, if applicable:	[SEAL]

(Mailing address MAY BE A POST OFFICE BOX)

B.     If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent:

New Registered Office Address:
Enter Florida street address

, Florida
	City	Zip Code

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing of this change.

If Changing Registered Agent,	Signature of New Registered Agent

If amending Authorized Person(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:

MGR =     Manager

AMBR =  Authorized Member

Title	Name	Address	Type of Action

☐Add

☐Remove

☐Change

☐Add

☐Remove

☐Change

☐Add

		[SEAL]	☐Remove

☐Change

☐Add

☐Remove

☐Change

☐Add

☐Remove

☐Change

☐Add

☐Remove

☐Change

D.    If amending any other information, enter change(s) here: (Attach additional sheets, if necessary.)

[SEAL]

E.	Effective date, if other than the date of filing:	(optional)

(If an effective date is listed, the date must be specific and cannot be prior to date of filing or more than 90 days after filing.) Pursuant to 605.0207 (3)(b)
Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of: (b)   The 90th day after the record is filed.

Dated	February 21, 2024.

/s/ Susan C. Lowell
Signature of a member or authorized representative of a member

Susan C. Lowell
Typed or printed name of signee

Filing Fee: $25.00